Exhibit B

                       RESOLUTIONS OF THE SOLE SHAREHOLDER

                                       OF

                             445327 ONTARIO LIMITED
                               (the "Corporation")

APPOINTMENT OF FRANK STRONACH AS REPRESENTATIVE OF THE CORPORATION

WHEREAS

A. The Corporation holds shares in the capital stock of Magna International Inc. ("Magna") and MI Developments Inc. ("MID") and may from time to time acquire and hold shares of other bodies corporate which are, or in the future become, successors to all or part of the business or undertaking of Magna or MID from time to time (collectively, the "Magna Entities"), including any shares held directly or indirectly by any affiliate or subsidiary (as such terms are defined in the Business Corporations Act (Ontario) ("OBCA")) of Magna or MID;

B. Each of the Corporation, Magna and MID are incorporated under and are governed by the OBCA;

C. The Corporation wishes to authorize an individual (the "Representative") to represent it at meetings of the shareholders of Magna and MID and, to the extent that the Corporation owns shares in the capital stock thereof, at meetings of any other Magna Entity; and

D. The discretion, rights and powers of the directors of the Corporation (including each individual who is now a director of the Corporation or is subsequently elected or appointed a director of the Corporation) to manage, and supervise the management of, the business and affairs of the Corporation, including the exercise of the rights and powers granted to the Representative under these resolutions, is restricted by a unanimous shareholder declaration made by the sole shareholder of the Corporation as of April 19, 1991, as amended, superseded and replaced from time to time by any other unanimous shareholder declaration or unanimous shareholder agreement (the "USD");

NOW THEREFORE BE IT RESOLVED that:

1. Frank Stronach is hereby appointed as the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of Magna and to act on the Corporation's behalf at all such meetings, and he is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of Magna, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of Magna owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of shareholders, subject always to the requirement that those rights and powers shall only be exercised by him in the manner directed by the Trustees of Stronach Trust in accordance with Section V(I) of the trust indenture constituting Stronach Trust dated the 18th day of February, 1991 (the "Trust Indenture") and otherwise in accordance with the provisions of the Trust Indenture.

2. Subject to the terms hereof, Frank Stronach is hereby appointed as the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of MID and to act on the Corporation's behalf at all such meetings, and he is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of MID, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of MID owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of the shareholders subject always to the requirement that those rights and powers shall only be exercised by him in the manner directed by Stronach Trust.

3. Frank Stronach is hereby appointed as the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of any of the other Magna Entities (if, as and when any shares in the capital stock of any Magna Entity are acquired directly by the Corporation) and to act on the Corporation's behalf at all such meetings, and he is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of any Magna Entity, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of any Magna Entity owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of shareholders subject always to the requirement that those rights and powers shall only be exercised by him in the manner directed by Stronach Trust.

4. The appointments and authorizations under paragraphs 1, 2 and 3 of this resolution are made, as applicable depending on the governing corporate statute of the corporation or corporations whose shares are described in paragraphs 1, 2 and 3, pursuant to subsection 102(2) of the OBCA, subsection 140(2) of the Canada Business Corporations Act ("CBCA") and the provisions of any other applicable corporate statute that are substantially the same as subsection 102(2) of the OBCA and 140(2) of the CBCA, as the case may be ("collectively, the "Applicable Provisions"). The Corporation shall prepare or cause to be prepared all such other documents and instruments as are necessary from time to time to give effect to any appointments and authorizations made under paragraphs 1, 2 and 3 pursuant to the Applicable Provisions.

5. The appointments and authorizations under paragraphs 1, 2 and 3 of this resolution shall automatically terminate and, subject to paragraph 6 below, shall be of no force or effect immediately upon (i) the death of Frank Stronach; (ii) the mental incompetency of Frank Stronach; (iii) the voluntary resignation of Frank Stronach as the appointee hereunder; (iv) the voluntary resignation of Frank Stronach as Trustee of Stronach Trust; and (v) the failure or inability of Frank Stronach to exercise his powers as and when required under the appointments made herein, which failure or inability is not due to his death, mental incompetency or abstention. For the purposes of this resolution, Frank Stronach shall be deemed to be mentally incompetent upon the occurrence of any one or more of the following events (in each case referred to in this resolution as, a "Competency Decision"):

      (a) a Court has found him to be incapable of managing property in a proceeding under the Substitute Decisions Act (S.O. 1992 as amended, superseded, substituted or replaced from time to time, hereinafter referred to as the "SDA");

      (b) an assessor (as such term is defined by the Regulations to the SDA) has issued a certificate of incapacity certifying that he is incapable of managing property pursuant to the SDA;

      (c) a certificate of incapacity has been issued under the Mental Health Act (R.S.O. 1990, as amended, superseded, substituted or replaced from time to time, hereinafter referred to as the "MHA") certifying that he is incapable of managing property; or

      (d) a finding, certification, declaration, judgement or decision with regard to Frank Stronach's capacity to manage property has been made, on substantially the same basis as provided under the SDA or the MHA, pursuant to the applicable laws of any other jurisdiction that has proper jurisdiction over Frank Stronach's person or property.

6. In the event that (i) the appointments made hereunder are terminated pursuant to section 5(v) and Frank Stronach's ability to exercise his powers as and when required under the appointments made herein are subsequently restored (where Frank Stronach had previously failed or been unable to exercise those powers other than by reason of death, mental incompetency or abstention); or (ii) a Competency Decision is reversed, rescinded, terminated or otherwise ceases to be of force and effect by way of Court order or by way of any other procedure under the applicable laws pursuant to which the Competency Decision was issued, (in the case of (i) and (ii), each a "Reversal Event") the appointments and authorizations under paragraphs 1, 2 and 3 of this resolution shall again become enforceable and effective as of the date on which the Reversal Event occurs without prejudice to any actions taken by or on behalf of the Corporation in the period in which the appointments and authorizations hereunder were terminated.

7. The exercise by Frank Stronach on behalf of the Corporation of all of the power it could exercise if it were an individual holder of shares in the capital stock of Magna, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of Magna, MID and any other Magna Entities, as applicable, and the exercise by Frank Stronach of the voting rights attaching to the Magna, MID or any other Magna Entity shares shall be conclusive evidence that the exercise of such rights and powers and the voting of such shares were carried out by him in the manner directed by the Trustees of Stronach Trust and in accordance with the relevant provisions of the Trust Indenture.

8. This resolution may be executed by the parties in several counterparts each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This resolution may be delivered by fax or other form of electronic means of recorded communication.

THE UNDERSIGNED, being the sole shareholder of the Corporation exercising the powers of the board of directors of the Corporation by virtue of the USD, hereby passes the foregoing resolutions pursuant to the provisions of the OBCA.

DATED the 4th day of March, 2005.


                            TRUSTEES OF STRONACH TRUST


                            /s/ Frank Stronach
                            -------------------------------------
                            Frank Stronach - Trustee


                            /s/ Elfriede Stronach
                            -------------------------------------
                            Elfriede Stronach - Trustee


                            /s/ Belinda Stronach
                            -------------------------------------
                            Belinda Stronach - Trustee


                            /s/ Andrew Stronach
                            -------------------------------------
                            Andrew Stronach - Trustee